EXHIBIT 9(j)


                             PARTICIPATION AGREEMENT
                             -----------------------

                                      Among

                       STEINROE VARIABLE INVESTMENT TRUST

                        STEIN ROE & FARNHAM INCORPORATED

                                       and

                   PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY

         THIS AGREEMENT, made and entered into as of this ____ day of ________, 1997 by and among PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY, (hereinafter "Insurance Company"), a Missouri company, on its own behalf and on behalf of its Separate Account V (the "Account"); STEINROE VARIABLE INVESTMENT TRUST, a business trust organized under the laws of Massachusetts (hereinafter the "Fund"); and STEIN ROE & FARNHAM INCORPORATED (hereinafter the "Adviser"), a Delaware corporation.

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity Contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"), dated July 1, 1988 (File No. 812-7044), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e-2(b)(15) and 6e-3(T) (b)(15) thereunder, to the extent necessary to permit shares of the Fund to


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be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another (hereinafter the "Shared Funding Exemptive Order"); and

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

         WHEREAS, Insurance Company has registered or will register certain variable annuity Contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A hereto, as it may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of Insurance Company on February 14, 1992, to set aside and invest assets attributable to the Contracts; and

         WHEREAS Insurance Company has registered or will register the Account as a unit investment trust under the 1940 Act; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, Insurance Company intends to purchase shares in the Portfolio(s) listed in Schedule B hereto, as it may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account to fund the aforesaid Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

         WHEREAS, Insurance Company will perform certain services for the Fund and Adviser in connection with the Contracts; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series



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

thereof not affiliated with the Trust (the "Unaffiliated Funds") on behalf of the Account to fund the Contracts; and

         NOW, THEREFORE, in consideration of their mutual promises, Insurance Company, the Fund and the Adviser agree as follows:

         ARTICLE I.  Sale of Fund Shares
                     -------------------

         1.1. The Fund agrees to sell to Insurance Company those shares of the Designated Portfolio(s) which the Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the Portfolios. For purposes of this
Section 1.1, Insurance Company shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of the applicable order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.

         1.2. The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by Insurance Company and the Account on those days on which the Fund calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (hereinafter the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

         1.3. The Fund will not sell shares of the Designated Portfolio(s) to any other insurance company or separate account unless an agreement containing provisions substantially the same as Sections 2.1, 3.6, 3.7, 3.8, and Article VII of this Agreement is in effect to govern such sales.


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

         1.4. The Fund agrees to redeem for cash on Insurance Company's request, any full or fractional shares of the Fund held by Insurance Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Requests for redemption identified by Insurance Company, or its agent, as being in connection with surrenders, annuitizations, or death benefits under the Contracts, upon prior written notice, will be executed within seven (7) calendar days after receipt by the Fund or its designee of the requests for redemption. If permitted by an order of the SEC under Section 22(e) of the 1940 Act, the Fund shall be permitted to delay sending redemption proceeds to Insurance Company beyond the foregoing deadlines, provided, however, that the Account receives similar relief to defer paying proceeds to Contract Owners, and further, that the Account is treated no less favorably than the other shareholders of the Designated Portfolios. This Section 1.4 may be amended, in writing, by the parties consistent with the requirements of the 1940 Act and interpretations thereof. For purposes of this Section 1.4, Insurance Company shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of the applicable request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

         1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other insurance companies (subject to Section 1.3 and Article VI hereof) and the cash value of the Contracts may be invested in Unaffiliated Funds.

         1.6. Insurance Company shall pay for Fund shares by 11:00 a.m. Eastern time on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

         1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.



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

         1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to Insurance Company or the Account. Shares ordered from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

         1.9. The Fund or its designee shall furnish same day notice (by wire or telephone, followed by written confirmation) to Insurance Company of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. Insurance Company hereby elects to receive all such income dividends and capital gain distributions as are payable on the Portfolio shares in additional shares of that Portfolio. Insurance Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund or its designee shall notify Insurance Company by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

         1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to Insurance Company on a daily basis as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. The Fund or its designee shall notify Insurance Company by 5:45 p.m. Eastern time in the event that the Fund cannot meet such 6:00 p.m. deadline. In such event the Fund shall use its best efforts to make such value available as soon thereafter as is practicable. If the Fund provides incorrect share net asset value information, Insurance Company shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share (and, if and to the extent necessary, Insurance Company shall make adjustments to the number of units credited and/or unit values for the Contracts for the periods affected). In the event adjustments are required to correct any error in computation of a Portfolio's net asset value per share, or dividend or capital gain distribution, the Adviser or the fund shall notify Insurance company as soon as possible after discovering the need for such adjustments. Notification can be made verbally, but must be confirmed in writing. If an adjustment is necessary to correct an error which has caused Contract Owners to receive less than the amount to which they


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

are entitled, the number of shares of the applicable Contract Owners accounts. If Contract Owners have received amounts in excess of the amounts to which they otherwise would have been entitled prior to an adjustment for an error, Insurance Company, when requested by the Adviser of the Fund, will make a good faith attempt to collect such excess amounts from the Contract Owners. Any overpayments that have not yet been paid to Contract Owners will be remitted by Insurance Company upon notification by the Adviser of such overpayment. In no event shall Insurance Company be liable to Fund or Advisor for any such adjustments or overpayment amounts or be required to collect excess amounts from Contract Owners where prohibited by law or regulation.

         ARTICLE II.  Representations and Warranties
                      ------------------------------

         2.1. Insurance Company represents and warrants that the Contracts are or will be registered under the 1933 Act; that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. Insurance Company further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale thereof as a segregated asset account under applicable law (Sections 376 and 400 of the Missouri Insurance Law) and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts.

         2.2. The Fund represents and warrants that Designated Portfolio shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the Registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

         2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-l under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment


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

advisory or management fees paid to the Adviser by the Fund are legitimate and not excessive. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have a Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-l under the 1940 Act to finance distribution expenses.

         2.4. The Fund represents and warrants that the investment policies, fees and expenses of the Designated Portfolio(s) are and shall at all times remain in compliance with the insurance and other applicable laws of the State of Missouri any other applicable state to the extent required to perform this Agreement. The Fund further represents and warrants that Designated Portfolio shares will be sold in compliance with the insurance laws of the State of Missouri all applicable state insurance and securities laws. Insurance Company will advise the Fund of any applicable changes in Missouri law that affect the Designated Portfolios, and the Fund will be deemed to be in compliance with this
Section 2.4 so long as the Fund complies with such advice of Insurance Company. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund with the concurrence of Insurance Company.

         2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the Commonwealth of Massachusetts and that it does and will comply in all material respects with the 1940 Act and the Exemptive Order and that the Fund is and shall at all times maintain qualification as a Regulated Investment Company under Subchapter M of the Code (as defined below).

         2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws, including registration as an investment advisor under the Investment Advisors Act of 1940.

         2.7. The Fund and the Adviser represent and warrant that all of their officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Section 17g-(1) of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.8. The Fund will provide Insurance Company with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in its registration statement or prospectus affecting the Designated Portfolio(s) and any proxy solicitation affecting the Designated Portfolio(s)) and consult with Insurance Company in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund or Adviser agree to share equitably in expenses incurred by Insurance Company as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule C.

         2.9. The Insurance Company represents, assuming that the Fund complies with Article VI of this Agreement, that the Contracts are currently treated as annuity Contracts under applicable provisions of the Internal Revenue Code of 1986 ("the Code"), as amended, and that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.

         2.10. Insurance Company represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except indirectly, through Contracts purchased in connection with such plans.

         2.11. Insurance Company represents and warrants that it will not transfer or otherwise convey shares of any Designated Portfolio, without the prior written consent of the Fund, which consent shall not be unreasonably withheld.



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

         ARTICLE III. Prospectuses and Proxy Statements; Voting
                      -----------------------------------------

         3.1. At least annually, the Fund or the Adviser shall provide Insurance Company with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as Insurance Company may reasonably request for marketing purposes (including distribution to Contract Owners with respect to new sales of a Contract). If requested by Insurance Company in lieu thereof, the Adviser or Fund shall provide such documentation (including a final copy of the new prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for Insurance Company once each year (or more frequently if the prospectus for the Designated Portfolio are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that the prospectus, and semi-annual and annual reports for the Designated Portfolio(s) provided pursuant to this Section 3.1 will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

         3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contract purchasers, then the Adviser or the Fund shall provide Insurance Company with the Fund's SAI or documentation thereof in such quantities and/or with expenses to be borne in accordance with Schedule C hereof.

         3.3. The Fund or the Adviser shall provide Insurance Company with as many copies of the Fund's SAI as each of them may reasonably request. The Fund or the Adviser shall also provide such SAI to any owner of a Contract or prospective owner who requests such SAI (although it is anticipated that such requests will be made to Insurance Company).

         3.4. The Fund shall provide Insurance Company with copies of its prospectus, SAI, proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity as Insurance Company shall reasonably require for distributing to Contract Owners.

         3.5. It is understood and agreed that, except with respect to information regarding Insurance Company provided in writing by that party, Insurance Company is not responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, Adviser or the Designated Portfolio(s) provided in writing by the Fund or Adviser, neither the Fund nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

         3.6.   If and to the extent required by law Insurance Company shall:

          (i)  solicit voting instructions from Contract Owners;

          (ii) vote the Designated Portfolio shares in accordance with instructions received from Contract Owners; and

         (iii) vote Designated Portfolio shares for which no instructions have been received in the same proportion as Designated Portfolio shares for which instructions have been received from Contract Owners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable Contract Owners. Insurance Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

         3.7. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding shares of a Designated Portfolio calculates voting privileges in the manner required by the Shared Funding Exemptive Order. Insurance Company represents that its procedures currently are in compliance in all material respects with such requirements. The Fund agrees to promptly notify Insurance Company of any changes of interpretations or amendments of the Shared Funding Exemptive Order.

         3.8. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the Commission may promulgate with respect thereto. The Fund reserves the





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

right, upon 45 days prior written notice to Insurance Company, to take all actions, including but not limited to, the dissolution, merger, and sale of all assets of the Fund or any Designated Portfolio upon the sole authorization of the Board, to the extent permitted by the laws of The Commonwealth of Massachusetts and the 1940 Act.

         ARTICLE IV.  Sales Material and Information.
                      -------------------------------

         4.1. Insurance Company shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of major sales literature or other significant promotional material that Insurance Company develops or proposes to use and in which the Fund (or a Portfolio thereof), its investment adviser or one of its sub-advisers or the underwriter for the Fund shares is named in connection with the Contracts, at least 10 (ten) Business Days prior to its use. No such material shall be used if the Fund or its designee objects to such use within 5 (five) Business Days after receipt of such material. The Fund reserves the right to review any pieces of sales literature or other promotional material that are not deemed major or significant.

         4.2. Insurance Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or its designee or by the Adviser, except with the permission of the Fund or the Adviser.

         4.3. The Fund or Adviser shall furnish, or shall cause to be furnished, to Insurance Company, a copy of each piece of major sales literature or other significant promotional material in which Insurance Company and/or its separate account(s) is named at least 10 (ten) Business Days prior to its use. No such material shall be used if Insurance Company objects to such use within 5 (five) Business Days after receipt of such material.

         4.4. The Fund and the Adviser shall not give any information or make any representations on behalf of Insurance Company or concerning Insurance Company, the Account, or the Contracts other than the information or representations contained in a registration

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statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports for the Account, or in sales literature or other promotional material approved by Insurance Company or its designee, except with the permission of Insurance Company.

         4.5. The Fund will provide to Insurance Company at least one complete copy of all registration statements, prospectuses, SAIs, reports, proxy statements, major sales literature and other significant promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that date to the Designated Portfolio(s), contemporaneously with the filing of such document(s) with the SEC or NASD or other regulatory authorities.

         4.6. Insurance Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, major sales literature and other significant promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

         4.7. For purposes of this Article IV, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, SAIs, shareholder reports, and proxy materials.

         4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory

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agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

         ARTICLE V. Fees and Expenses
                    -----------------

         5.1. The Fund and the Adviser shall pay no fee or other compensation to Insurance Company under this Agreement, and Insurance Company shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule C, Articles III, V, and other provisions of this Agreement.

         5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund, as further provided in Schedule C. The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale.

         5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by Insurance Company, as provided in Schedule C.

         5.4. The Fund and Adviser acknowledge that a principal feature of the Contracts is the Contract owner's ability to choose from a number of unaffiliated mutual funds (and portfolios or series thereof), including the Designated Portfolio(s) and the Unaffiliated Funds, and to transfer the Contract's cash value between funds and portfolios. The Fund and Adviser agree to cooperate with Insurance Company facilitating the operation of the Account and the Contracts as intended, including but not limited to, cooperation in facilitating transfers between Unaffiliated Funds.

         5.5. Insurance Company agrees to provide certain administrative services in connection with the arrangements contemplated by this Agreement. The parties acknowledge and agree that the services referred to in this Section 5.5 are recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services only and are not

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the services of an underwriter or a principal underwriter of the Fund and that
Insurance Company not an underwriter for the shares of the Designated Portfolio(s), within the meaning of the 1933 Act or the 1940 Act.

         ARTICLE VI. Diversification and Qualification
                     ---------------------------------

         6.1. The Fund and Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity Contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance Contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts.

         6.2. No shares of any series or portfolio of the Fund will be sold to the general public.

         6.3. The Fund and Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that it will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

         6.4. The Fund or Adviser will notify Insurance Company immediately upon having a reasonable basis for believing that the Fund or any Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

         6.5. The Fund and Adviser acknowledge that full compliance with the requirements referred to in Sections 6.1, 6.2, and 6.3 hereof is absolutely essential because any failure to meet those requirements would result in the Contracts not being treated as annuity Contracts for federal income tax purposes, which would have adverse tax consequences for Contract Owners and could also adversely affect Insurance Company corporate tax liability. The Fund and Adviser also acknowledge that it is solely within their power and control to meet those requirements. Accordingly, without in any way limiting the effect of Section 8.3 hereof and without in any way limiting or restricting any other remedies available to Insurance Company, the Adviser will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); such costs are to include, but are not limited to, fees and expenses of legal counsel and other advisors to Insurance Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by Insurance Company with respect to itself or owners of its Contracts in connection with any such failure or anticipated or reasonably foreseeable failure.

         6.6. The Fund shall be in compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, and will notify Insurance Company if the Fund shall ever be out of compliance.

         ARTICLE VII. Potential Conflicts and Compliance With
                      Shared Funding Exemptive Order
                      ---------------------------------------

         7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the Contract Owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio(s) are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance Contract Owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of Contract Owners. The Board shall promptly inform Insurance Company if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. Insurance Company will report any potential or existing conflicts of which it is aware to the Board. Insurance Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by Insurance Company to inform the Board whenever Contract Owner voting instructions are to be disregarded. Such responsibilities (other than the duty to report, which is unqualified) shall be carried out by Insurance Company with a view only to the interests of its Contract Owners.

         7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Adviser or any sub-adviser to any of the Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, Insurance Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Designated Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract Owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity Contract Owners, life insurance Contract Owners, or variable Contract Owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract Owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by Insurance Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, Insurance Company may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of the effective date of such termination the Fund shall continue to accept and implement orders by Insurance Company the purchase (and redemption) of shares of the Fund.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to Insurance Company conflicts with the majority of other state regulators, then Insurance Company will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs Insurance Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the effective date of such termination the Fund shall continue to accept and implement orders by Insurance Company for the purchase (and redemption) of shares of the Fund.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the Independent Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. Insurance Company shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract Owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then Insurance Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs Insurance Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Trustees.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable: and (b) Sections 3.6, 3.7, 3.8, 7.1, 7.2, 7.3, 7.4, and
7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

         ARTICLE VIII.  Indemnification
                        ---------------
         8.1.   Indemnification By Insurance Company

         8. l(a). Insurance Company agrees to indemnify and hold harmless the Fund and its officers and each member of its Board and the Adviser (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of Insurance Company) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to Insurance Company on behalf of the Adviser or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in any registration statement, prospectus, or SAI for any Unaffiliated Fund, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, or otherwise pertain to or arise in connection with the availability of any Unaffiliated Funds as an underlying funding vehicle in respect of the Contracts; or

         (iii) arise out of or are based upon statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by Insurance Company or persons under its control) or wrongful conduct of Insurance Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

          (iv) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of Insurance Company; or

          (v) arise as a result of any failure by Insurance Company to provide the services and furnish the materials under the terms of this Agreement; or

          (vi) arise out of or result from any material breach of any representation and/or warranty made by Insurance Company in this Agreement or arise out of or result from any other material breach of this Agreement by Insurance Company.

as limited by and in accordance with any provisions of Sections 8.1(b) and 8.1(c) hereof.

         8.1 (b). Insurance Company shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.

         8.1 (c). Insurance Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified Insurance Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify Insurance Company of any such claim shall not relieve Insurance Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that Insurance Company has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, Insurance Company shall be entitled to participate, at its own expense, in the defense of such action. Insurance Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from Insurance Company to such party of Insurance Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and Insurance Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.1 (d). The Indemnified Parties will promptly notify Insurance Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund should such litigation or proceedings represent, allege or concern a material breach of any representation, warranty or covenant of this Agreement.

         8.2.   Indemnification by the Adviser

         8.2 (a). The Adviser agrees to indemnify and hold harmless Insurance Company and each of its directors and officers and each person, if any, who controls Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser or Fund by or on behalf of Insurance Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or are based upon statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

         (iii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to Insurance Company by or on behalf of the Adviser or Fund; or

          (iv) arise as a result of any failure by the Fund or Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund or Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

         8.2(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Insurance Company or the Account, whichever is applicable.

         8.2(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.2(d). Insurance Company agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account should such litigation or proceedings represent, allege or concern a material breach of any representation, warranty or covenant of this Agreement.

         8.3.   Indemnification By the Fund

         8.3(a). The Fund agrees to indemnify and hold harmless Insurance Company and each of its directors and officers and each person, if any, who controls Insurance Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including legal and other expenses) to which the Indemnified Parties may be required to pay or may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

        (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

        (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

        (iii) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

         8.3(b). The Fund shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to Insurance Company, the Fund, the Adviser or the Account, whichever is applicable.

         8.3(c). The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve the Fund from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         8.3(d). Insurance Company agrees promptly to notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund should such litigation or proceedings represent, allege or concern a material breach of any representation, warranty or covenant of this Agreement.

         ARTICLE IX.  Applicable Law
                      --------------

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Massachusetts.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the Securities and Exchange Commission may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

         ARTICLE X. Termination
                    -----------

         10.1.  This Agreement shall terminate:

          (a) at the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon one ( 1 ) year advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than one year following the date of this Agreement; or

          (b) at the option of Insurance Company by written notice to the other parties with respect to any Designated Portfolio based upon Insurance Company reasonable and good faith determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

          (c) at the option of Insurance Company by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Insurance Company; or

          (d) at the option of the Fund in the event that formal administrative proceedings are instituted against Insurance Company by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding Insurance Company's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares or the shares or sponsor of any Unaffiliated Fund, provided, however, that the Fund determines in its sole judgment exercised reasonably and in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of Insurance Company to perform its obligations under this Agreement or would have a material adverse impact upon the Fund; or

          (e) at the option of Insurance Company in the event that formal administrative proceedings are instituted against the Fund or Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, provided, however, that Insurance Company determines in its sole judgment exercised reasonably and in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund or Adviser to perform its obligations under this Agreement; or

          (f) at the option of Insurance Company by written notice to the Fund and the Adviser with respect to any Portfolio if Insurance Company reasonably and in good faith believes that the Portfolio will fail to meet the
               Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

          (g) at the option of either the Fund or the Adviser, if (i) the Fund or Adviser, respectively, shall determine, in their sole judgment reasonably exercised in good faith, that Insurance Company has suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on Insurance Company's ability to perform its obligations under this Agreement, (ii) the Fund or Adviser notifies Insurance Company of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by Insurance Company and any other changes in circumstances since the giving of such a notice, the determination of the Fund or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

          (h) at the option of Insurance Company, if (i) Insurance Company shall determine, in its sole judgment reasonably exercised in good faith, that either the Fund or the Adviser have suffered a material adverse change in their business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's or Adviser's ability to perform its obligations under this Agreement, (ii) Insurance Company notifies the Fund or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund or Adviser and any other changes in circumstances since the giving of such a notice, the determination of Insurance Company shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth (60th) day shall be the effective date of termination; or

         10.2. Notice Requirement. No termination of this Agreement shall be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination.

         10. 3. Effect of Termination. Notwithstanding any termination of this Agreement, the Fund and the Adviser shall, at the option of Insurance Company continue to make available additional shares of the Fund pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s) (as in effect on such date), redeem investments in such Designated Portfolio(s) and/or invest in such Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

         ARTICLE XI.  Notices
                      -------

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

         If to the Fund:

         SteinRoe Variable Investment Trust
         c/o Liberty Investment Services, Inc.
         600 Atlantic Avenue
         Boston, MA 02210
         Attention: Secretary

         If to Insurance Company:

         Providian Corporation
         400 West Market Street
         Louisville, KY  40202
         ATTN:  John Fendig
         Attention:

         If to the Adviser:

         Stein Roe & Farnham Incorporated
         One South Wacker Drive
         Chicago, IL  60606
         Attention:  Secretary

         ARTICLE XII. Miscellaneous

         12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information designated as proprietary by another party.

         12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Missouri Insurance Commission with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of Insurance Company are being conducted in a manner consistent with the Missouri Variable Annuity Regulations and any other applicable law or regulations.

         12.6. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.7. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         12.8. All persons dealing with the Fund and any Designated Portfolio shall look solely to the assets of such Designated Portfolio for the enforcement of any claims against the Fund hereunder. Each other party acknowledges and agrees that none of the Trustees, officers or shareholders of the Fund shall have any personal liability for any obligations entered into by or on behalf of the Fund.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

                              PROVIDIAN LIFE AND HEALTH INSURANCE COMPANY

                              By its authorized officer,


                              By:
                                  -------------------------------------
                              Title:
                                  -------------------------------------
                              Date:
                                  -------------------------------------


                              Adviser:

                              STEIN ROE & FARNHAM INCORPORATED


                              By its authorized officer,

                              By:
                                  -------------------------------------
                              Title:
                                  -------------------------------------
                              Date:
                                  -------------------------------------


                              Fund:

                              STEINROE VARIABLE INVESTMENT TRUST,
                              ON BEHALF OF THE DESIGNATED
                              PORTFOLIO(S)


                              By its authorized officer,


                              By:
                                  -------------------------------------
                              Title:
                                  -------------------------------------
                              Date:
                                  -------------------------------------

                                   SCHEDULE A
                                   ----------

                                                             Form
                Contracts                                   Numbers
                ---------                                   -------

        Providian Advisor's Edge Variable Annuity

                                   SCHEDULE B
                                   ----------


        SteinRoe Capital Appreciation Fund

                                   SCHEDULE C
                                   ----------

                                    Expenses
                                    --------


1. The Fund and Insurance Company will pay the costs of printing and/or distributing copies of the documents based upon an allocation of costs that reflects the Fund's share of the total costs determined according to the number of pages of the parties' and other funds' respective portions of the documents.

2. The Adviser and Insurance Company will pay the costs of printing and/or distributing copies of the documents based upon an allocation of costs that reflects the Adviser's share of the total costs determined according to the number of pages of the parties' and other funds' respective portions of the documents.

---------------------------------------------------------------------------------------------------------------------
                                                                                                RESPONSIBLE
           ITEM                                         FUNCTION                                   PARTY
---------------------------------------------------------------------------------------------------------------------
PROSPECTUS
---------------------------------------------------------------------------------------------------------------------
Annual Update               Printing                                                                    1

                            Distribution                                                                1
---------------------------------------------------------------------------------------------------------------------
New Sales:                  Marketing (supply and distribution of prospectuses to persons               2
                            who have not yet invested in a Designated Portfolio)

                            Delivery of prospectuses to satisfy legal prospectus delivery
                            requirements (e.g., copies sent with confirmations of sales)                1
---------------------------------------------------------------------------------------------------------------------
Existing Owners:            Supply quantities described in Section 3.4                                  1

                            Distribution                                                                1
---------------------------------------------------------------------------------------------------------------------
Interim Updates
---------------------------------------------------------------------------------------------------------------------
New Sales:                  Marketing (supply and distribution of prospectuses to persons               2
                            who have not yet invested in a Designated Portfolio)

                            Delivery of prospectuses to satisfy legal prospectus delivery
                            requirements (e.g., copies sent with confirmations of sales)                1

                            If required by Participating Insurance Company (PIC)                       PIC





                                       C-1

---------------------------------------------------------------------------------------------------------------------
Existing Owners:            If required by Fund or Adviser:                                            Fund

                            If required by PIC:                                                        PIC

---------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
STATEMENT OF ADDITIONAL     Same as Prospectus                                                         Same
INFORMATION
---------------------------------------------------------------------------------------------------------------------
PROXY MATERIALS OF THE      Printing                                                                   Fund
FUND
                            Distribution

                            (a)   If required by law:                                                  Fund

                            (b)   If required by participating insurance company                       PIC
---------------------------------------------------------------------------------------------------------------------

ANNUAL REPORTS & OTHER      Printing                                                                   Fund
COMMUNICATIONS WITH
SHAREHOLDERS OF THE FUND    Distribution                                                                1
---------------------------------------------------------------------------------------------------------------------

OPERATIONS OF FUND          All operations and related expenses, including the cost of                 Fund
                            registration and qualification of the Fund's shares,
                            preparation and filing of the Fund's prospectus and
                            registration statement, proxy materials and reports,
                            the preparation of all statements and notices
                            required by any federal or state law and all taxes
                            on the issuance of the Fund's shares, and all costs
                            of management of the business
                            affairs of the Fund.
---------------------------------------------------------------------------------------------------------------------

                                      C-2